Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS SECOND QUARTER 2017 RESULTS

LOS ANGELES--Ares Management, L.P. (NYSE:ARES) today reported its financial results for its second quarter ended June 30, 2017.

"Ares generated record second quarter earnings driven by strong fund appreciation and growth in management fees," said Tony Ressler, Chief Executive Officer of Ares. “Supported by more than $5 billion in new commitments in the second quarter and more than $15 billion raised over the past twelve months, we have crossed a major milestone for our firm, passing the $100 billion mark and ending the quarter with $104 billion in AUM.”
“Our results reflect our strong fundraising momentum, excellent investment performance, consistent deployment and an increased focus on harvesting our assets at attractive values,” said Michael Arougheti, President of Ares. “As a result, we are building a strong foundation for future value creation as evidenced by our 35% year over year increase in core fee related earnings and 59% year over year increase in net accrued performance fees, reflecting our potential to generate strong distributable earnings through this market cycle.”

Common Distribution
Ares declared a quarterly distribution of $0.31 per common unit, payable on September 1, 2017 to common unitholders of record at the close of business on August 18, 2017.
Preferred Distribution
Ares declared a distribution of $0.4375 per Series A Preferred Unit with a payment date of September 30, 2017 to preferred unitholders of record as of the close of business on September 15, 2017.
Additional Information
Ares issued a full detailed presentation of its second quarter 2017 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled Second Quarter 2017 Earnings Presentation. We also filed our Second Quarter 2017 Earnings Presentation on Form 8-K for the quarter ended June 30, 2017 with the U.S. Securities and Exchange Commission on August 4, 2017 and will file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 with the U.S. Securities and Exchange Commission on August 7, 2017.
Conference Call and Webcast Information
Ares will host a conference call on August 4, 2017 at 11:00 a.m. ET to discuss second quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 3721713 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through September 1, 2017 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10110034. An archived replay will also be available through September 1, 2017 on a webcast link located on the Home page of the Investor Resources section of our website.
About Ares Management, L.P.
Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $104 billion of assets under management as of June 30, 2017 and more than 15 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Veronica Mendiola	Cameron Rudd
cdrake@aresmgmt.com	vmendiola@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597